UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2005

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Armada Drive, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 602-3292

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Laurus Master Fund, Ltd. ("Laurus") is the holder of all of the outstanding shares of the Company's Series E, F, G and H Convertible Preferred Stock issued in January and February, 2004, as amended on February 1, 2005. On October 21, 2005, the Company entered into Amendments with Laurus to amend the Company's Series E, F, G and H Convertible Preferred Stock (the "Amendments"). The Amendments delete the provisions 1) granting the Company the right to redeem the Series E, F, G and H Convertible Preferred Stock with shares of common stock priced at a 15% discount to an average market price at the time of payment, and 2) which causes an adjustment to the conversion price upon the occurrence of an Event of Default, as defined, of the Series E, F, G and H Convertible Preferred Stock.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 18, 2005, the Company was orally informed by the staff ("Staff") of The Nasdaq Stock Market ("Nasdaq") that it was in violation of the shareholder approval rules set forth in Marketplace Rule 4350(i)(1)(D) (the "Rule"). The Rule requires the Company to obtain shareholder approval of transactions involving the issuance or potential issuance of 20% or more of its outstanding shares at a discount to the then market price. The Nasdaq Staff determined that it should aggregate the February 1, 2005 amendments of the Company's Series E, F, G and H Convertible Preferred Stock with the February 1, 2005 private placement sale of $4 million of the Company's Common Stock and Warrants to five institutional investors ("February Offering"). As a result of Nasdaq's aggregation of these two transactions, the total number of shares represented by the February Offering and the February 2005 amendments to the Preferred Stock represented more than 20% of the Company's outstanding common shares. By amending the Preferred Stock to eliminate the provisions described in Item 1.01 above, however, the Company removed the potential for the future issuance of common stock at a price below the applicable market price.

On October 24, 2005, the Company received a letter from Nasdaq noting the above violation, but stating that as a result of the October 21, 2005 Amendments discussed in Item 1.01 above, the Staff has determined that the Company has regained compliance with the Rule and they consider this matter now closed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2005, the Company filed a "Certificate of Amendment of Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions and Relative Rights" for each of its Series E, F, G and H Convertible Preferred Stock with the Delaware Secretary of State. These Certificates of Amendment amended the Company's Series E, F, G and H Convertible Preferred Stock as described in Item 1.01 of this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

October 24, 2005	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer